Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:

Tom Miller	the blueshirt group
Chief Financial Officer	Chris Danne, Rakesh Mehta
(818) 444-2325	(415)217-7722
tmiller@ixiacom.com	chris or rakesh@blueshirtgroup.com

Ixia Announces First Quarter Results

Revenues Increase 32% Year-Over-Year and 8% Sequentially

24th Consecutive Quarter of Profitability

CALABASAS, CA— April 22, 2004—Ixia (Nasdaq: XXIA) today reported financial results for the first quarter ended March 31, 2004.

Net revenues for the first quarter of 2004 increased 32% on a year-over-year basis to $24.9 million compared to $18.8 million for the first quarter of 2003. Net income on a GAAP basis for the first quarter of 2004 was $3.0 million, or $0.05 per diluted share, compared to $1.5 million or $0.02 per diluted share, for the first quarter of 2003.

Ixia’s first quarter GAAP results included non-cash charges of $1.0 million related to the amortization of acquired intangible assets and $272,000 for stock-based compensation and a tax benefit of $609,000 associated with stock-based compensation. Excluding the effects of these items, non-GAAP net income was $3.7 million, or $0.06 per diluted share, compared to $2.4 million, or $0.04 per diluted share, for the same period last year after excluding the effects of similar items.

“Revenues increased 8% over a strong fourth quarter of 2003 and we had one of our strongest booking quarters,” commented Errol Ginsberg, President and Chief Executive Officer of Ixia. “Sales of 10 Gig Ethernet products were the highest in Company history, driven by the upcoming roll-out of next generation 10 Gig switches that will help provide increased bandwidth and faster speeds in the network backbone. Internationally, we had a strong quarter in the Asia Pacific region, buoyed by record sales into Japan. Overall, we saw an encouraging uptick in sales to our core network equipment market with Cisco Systems accounting for 35% of sales, as we worked closely with our largest customer on a wide range of products.”

“Software sales also continued to increase, rising to represent 16% of sales in the first quarter,” added Mr. Ginsberg. “Protocol and ANVL conformance software had solid quarters and IxChariot increased to represent 80% of Chariot sales, a trend we expect to continue in upcoming quarters. In late February, we acquired G3 NOVA Technology and launched IxVoice, a set of IP telephony test solutions for companies that are rolling out Voice over IP networks. Initial sales were encouraging, with key Q1 wins at leading network equipment manufacturers and carriers.”

As of March 31, 2004, Ixia had approximately $122.4 million in cash, cash equivalents and investments with no debt. Ixia increased cash, cash equivalents and investments by $5.5 million before taking into account the $5.0 million paid related to the acquisition of G3 NOVA.

Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. Specifically, we believe that certain non-cash charges, as well as the related tax effects, are not indicative of our core operating results. By excluding these items, our non-GAAP results provide information to both management and investors that is useful in assessing Ixia’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below.

About Ixia

Ixia is a leading, global provider of high performance IP network testing solutions. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia’s testing solutions are used by network equipment manufacturers, semiconductor manufacturers, service providers, and large enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia’s IxVoice products address the growing need for IP telephony test solutions for developing VoIP networks. Ixia’s Real World Traffic Suite addresses the growing need to test applications and networks prior to deployment under realistic load conditions. Ixia’s analysis solutions utilize a wide range of industry-standard interfaces, including Ethernet, SONET, and ATM, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.

For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.

Ixia and the Ixia logo are registered trademarks of Ixia. ANVL, IxChariot, IxVoice and Real World Traffic are trademarks of Ixia. Other trademarks used in this release are the trademarks or registered trademarks of their respective owners.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things: consistency of orders from significant customers, our ability to effectively integrate G3 NOVA and market, develop and sell its technology, our success in developing and producing new products and market acceptance of our products. These and other risk factors that may affect Ixia’s financial results in the future are discussed in Ixia’s periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2003. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,526	$41,708
Short-term investments in marketable securities	23,088	22,143
Accounts receivable, net	16,274	17,121
Inventories	5,141	5,585
Income taxes receivable	1,386	2,011
Prepaid expenses and other current assets	6,901	6,927

Total current assets	99,316	95,495
Investments in marketable securities	52,773	58,072
Property and equipment, net	7,615	6,907
Goodwill	8,765	1,592
Other intangible assets, net	22,696	19,960
Other assets	2,037	2,992

Total assets	$193,202	$185,018

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,402	$806
Accrued expenses	7,846	8,825
Deferred revenues	5,549	5,436
Income taxes payable	2,726	2,897

Total liabilities	17,523	17,964
Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized, 60,173 and 59,642 shares issued and outstanding as of March 31, 2004 and December 31, 2003, respectively	88,829	84,048
Additional paid-in capital	49,248	48,710
Deferred stock-based compensation	(147)	(419)
Accumulated other comprehensive income	71	59
Retained earnings	37,678	34,656

Total shareholders’ equity	175,679	167,054

Total liabilities and shareholders’ equity	$193,202	$185,018

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2004	2003
Net revenues	$24,913	$18,813
Cost of revenues(1)	4,411	3,309
Amortization of purchased technology	639	—

Gross profit	19,863	15,504
Operating expenses:
Research and development	5,663	5,030
Sales and marketing	7,657	6,039
General and administrative	2,363	1,995
Amortization of purchased intangible assets	409	228
Stock-based compensation(2)	249	881

Total operating expenses	16,341	14,173

Income from operations	3,522	1,331
Interest income, net	738	795

Income before income taxes	4,260	2,126
Income tax expense	1,238	614

Net income	$3,022	$1,512

Earnings per share:
Basic	$0.05	$0.03
Diluted	$0.05	$0.02
Weighted average number of common and common equivalent shares outstanding:
Basic	59,892	57,632
Diluted	64,837	60,670
(1)Stock-based compensation included in cost of revenues	$23	$50

(2)Stock-based compensation included in:
Research and development	$161	$511
Sales and marketing	53	255
General and administrative	35	115

	$249	$881

IXIA
Non-GAAP Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2004	2003
Net revenues	$24,913	$18,813
Cost of revenues	4,388	3,259

Gross profit	20,525	15,554
Operating expenses:
Research and development	5,663	5,030
Sales and marketing	7,657	6,039
General and administrative	2,363	1,995

Total operating expenses	15,683	13,064

Income from operations	4,842	2,490
Interest income, net	738	795

Income before income taxes	5,580	3,285
Income tax expense	1,847	877

Non-GAAP net income	$3,733	$2,408

Non-GAAP earnings per share:
Basic	$0.06	$0.04
Diluted	$0.06	$0.04
Weighted average number of common and common equivalent shares outstanding:
Basic	59,892	57,632
Diluted	64,837	60,670

IXIA
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2004	2003
GAAP net income as presented above	$3,022	$1,512
Stock-based compensation included in:
Cost of revenues	23	50
Research and development	161	511
Sales and marketing	53	255
General and administrative	35	115
Amortization of purchased technology, intangible assets and impairment of goodwill and other intangible assets	1,048	228
Effect on income tax expense	(609)	(263)

Non-GAAP net income	$3,733	$2,408

Diluted weighted average number of common shares	64,837	60,670
GAAP diluted earnings per share	$0.05	$0.02
Non-GAAP diluted earnings per share	$0.06	$0.04